UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

        On June 10, 2009, Golden Eagle International, Inc. (the “Company” ) received a notice (the “Notice”) from Queenstake Resources USA, Inc. (“Queenstake”), the wholly owned subsidiary of Yukon-Nevada Gold Corp., (“YNG”), advising the Company that Queenstake allegedly terminated the agreement between the Company and Queenstake regarding the operation of the Jerritt Canyon gold mill (the “Mill”). The Notice provides that Queenstake believes that the termination was effective immediately.

        On October 14, 2008, we entered into a Mill Operating Agreement (the “Agreement”) with Queenstake. The material terms of the Agreement are described in Current Report on Form 8-K dated January 15, 2009. From mid-September 2008 until March 25, 2009 the Company performed maintenance and environmental regulatory compliance functions at the Mill and assisted Queenstake in securing approval from the Nevada Division of Environmental Protection to restart operations at the Mill. The Company has operated the Mill since March 2009 after approval to restart milling operations was approved by all regulatory agencies. The Company was not aware of any dissatisfaction from Queenstake regarding the recent operation of the Mill and did not expect to receive the Notice.

        The Company believes that the Agreement continues to be effective and binding between the parties. As such, and because it does not comply with the Agreement’s various termination provisions, the Company does not believe that the Notice effectively terminated the Agreement. Nonetheless, Company personnel have left the Mill site.

        The Company intends to consider its options with respect to Queenstake and Yukon and what the Company believes to be a wrongful termination. Additionally, the Company believes that Queenstake owes the Company a substantial amount of money resulting from its earlier operations and may seek damages from Queenstake and Yukon for what the Company believes is the wrongful termination of the Agreement.

Item 8.01 Other Events

        On June 10, 2009, Queenstake filed a Complaint against the Company in the Fourth Judicial District Court of the state of Nevada for Elko County (case no. CVC-C-09-544 Dept 2). In the Complaint, Queenstake alleges that the Company breached an agreement between the parties with respect to the operation of the Mill; breached an implied covenant of good faith and fair dealing; and committed negligence in the operation of the Mill. Further, in the Complaint Queenstake has sought a declaratory judgment that the Company is obligated to leave the Mill site and cease operating the Mill.

        The Company believes that Queenstake’s allegations are without merit. The Company intends to vigorously defend these claims. The Company will also consider appropriate counterclaims resulting from what the Company believes to be a wrongful termination and further to recover amounts that are contractually due and past due to the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of June, 2009.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer